Exhibit 10.21

PERFORMANCE BASED SHARE ISSUANCE AGREEMENT

This performance based share issuance agreement is made and entered into effective the 15th day of August 2013, by and between Steven H. Levenson (“Levenson”), and Occidental Development Group, Inc. (the "Corporation").

I. PERFORMANCE CRITERIA

The Corporation herein sets forth conditions and terms of performance incentives payable to Levenson contingent on meeting the conditions and terms of performance during certain future operating periods. The conditions and performance terms to be met are as follows:

1.

Levenson agrees to stand for appointment as a Director of the Corporation for a term of not less than 2 years from the effective date of this Agreement, and the board of directors of the Corporation agrees to appoint Levenson as Director not later than October 15, 2013.

2.

On the effective date of this agreement the Corporation will issue to Levenson 16,666,667 shares of common stock restricted under SEC Rule 144 (the "escrow shares"), valued at the fair market value of the Corporation’s shares on the effective date of this Agreement, to be held in escrow as defined in Item II below and subject to an earn-out defined in Item 3.

3.

The escrow shares will be released under the following criteria:

a.

Levenson sources and introduces property development opportunities to the Corporation and, within 6 months of the effective date of the Agreement, 50% of the escrow shares will be released subject to the Corporation completing one or more binding purchase agreement(s) for the acquisition of Levenson introduced development property(s) having a total assessed market value of not less than $3 million.

b.

Levenson sources opportunities for debt financing and, within 12 months of the effective date of the Agreement, 50% of the escrow shares will be released subject to the Corporation completing a debt financing with the Levenson sources for a total net value to the Corporation of not less than $3 million.

4.

Eligible shares not released from escrow will be rescinded within 30 days of the close of each period defined in 3a, b.

5.

All un-released escrow shares shall be rescinded 30 days after LEVENSON ceases to be a Director of the Corporation or its wholly owned subsidiaries.

II. TERM AND ESCROW

The term of this agreement shall be until August 28, 2015, or until terminated as provided herein.

1 of 2

Occidental Development Group, Inc.

256 S. Robertson Blvd.

Beverly Hills CA 90211

It is agreed that the certificates for un-released shares will be held in trust by the Chief Financial Officer of the Corporation.

III. SECURITIES LAW

Levenson is acquiring the Shares for his own account and has no present arrangement or agreement for the sale, pledge or hypothecation of the Shares to any person or firm and acknowledges that he is acquiring the Shares in good faith, that the Shares have not been registered under the Securities Act.  He agrees to the placement of the following restrictive legend on the certificate(s) representing the Shares.  The parties covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the obligations of the parties in accordance with this agreement.

"The Shares represented by this certificate have not been registered under the Securities Act of 1933 as amended. They may not be sold, assigned or transferred in the absence of an effective registration statement for the Shares under the said Securities Act, receipt of a 'no action' letter from the Securities and Exchange Commission or an opinion of counsel satisfactory to the Corporation that registration is not required under said Securities Act."

Levenson further agrees that the Shares will be the subject of standard stop transfer order on the books and records of the Corporation’s transfer agent.

IV. GENERAL

This agreement shall be construed under and in accordance with the laws of the State of California.

This agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this agreement.

This agreement supersedes any prior understandings or oral agreements between the parties respecting the subject matter contained in this agreement.

All agreements, warranties, representations, and indemnifications contained in this agreement above shall survive the termination of this performance based stock award agreement.

This performance based stock award agreement shall be deemed a bonus contract with regard to the Levenson, and Levenson may not assign any or all of his or her interest in this agreement without the written consent of the Corporation.

        /s/ Steven Levenson

September 10, 2013

_____________________________

Date:____________________

Steven H. Levenson

OCCIDENTAL DEVELOPMENT GROUP, INC.

        /s/ Michael Holloran

September 8, 2013

by: __________________________

Date:_____________________

Michael Holloran, CEO

2 of 2

Occidental Development Group, Inc.

256 S. Robertson Blvd.

Beverly Hills CA 90211